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DYNAMIC EXPLORATION LTD

REGIONAL LOCATION MAP

Scale: Approx. 1 : 8, 000, 000	Date: January, 2009	Mapsheet: N.T.S. 82F / 13, K / 4 BCGS: 082F / 093 and K / 002

FIGURE 1

Drawn By: Rick Walker


Property
Location